As filed with Securities and Exchange Commission on January 11, 2002

                                                      Registration No. 333-90017
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                  -------------

                                 AMENDMENT NO. 8
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       22-2786081
              (State of                                    (I.R.S. Employer
           incorporation)                                Identification No.)

                                  200 ROUTE 17
                                MAHWAH, NJ 07430
                                 (201) 529-2026
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                                  -------------

                               GEORGE MORGENSTERN
                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 SHELDON KRAUSE
                        EHRENREICH EILENBERG & KRAUSE LLP
                               11 EAST 44TH STREET
                     NEW YORK, NEW YORK 10017 (212) 986-9700
                                  -------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                 -------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
Title of each class              Amount           Proposed maximum       Proposed maximum       Amount of
of securities to be               to be          offering price per     aggregate offering    registration
registered                     registered              share                   price               fee
-----------------------------------------------------------------------------------------------------------
Common Stock                       100,000(1)            $3.06625(2)           $306,625      $     85.24
-----------------------------------------------------------------------------------------------------------
Common Stock                        20,000(1)            $3.06625(2)           $ 61,325      $     17.05
-----------------------------------------------------------------------------------------------------------
Common Stock                        21,509(3)            $ 2.3125(4)           $ 49,740      $     13.83
-----------------------------------------------------------------------------------------------------------

Total                                                                                        $ 116.12(5)
-----------------------------------------------------------------------------------------------------------


(1) Shares which may be sold by selling security holders following exercise of certain outstanding warrants.

(2) Pursuant to Rule 457(g), calculated upon the basis of the exercise price of the warrants.

(3) Shares issued upon conversion of certain convertible debentures which may be sold by selling security holders.

(4) Pursuant to Rule 457(c), calculated on the initial filing date upon the basis of the average of the high and low prices of the Common Stock, as quoted through the NASDAQ National Market, on October 27, 1999, a date within five days of the original filing date of this Registration Statement.

(5)      Previously  paid in  connection  with the  filing of this  Registration
         Statement.

                                  -------------


The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                 (Subject to completion, dated January 11, 2002)


                          DATA SYSTEMS & SOFTWARE INC.
                                  COMMON STOCK

     Certain of our security holders may offer, from time to time, shares of our common stock. Data Systems & Software is not offering any shares.

                           Shares That May be Offered

     This prospectus covers the resale of a total of up to 141,509 shares of our common stock, including 21,509 shares issued to a selling security holder upon conversion of convertible debentures and up to 120,000 shares issuable to the selling security holders in the future upon exercise of outstanding warrants.

                                 Method of Sale

     The shares may be sold:

     o through the Nasdaq Stock Market, in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.


     Our common stock is listed on the Nasdaq National Market under the symbol "DSSI." On January 9, 2002, the closing price of our common stock was $4.78.


     Investing in our securities involves certain risks. You should consider the "Risk Factors" beginning on page 1 in deciding whether to buy any common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus in truthful or complete. Any representation to the contrary is a criminal offense.






                The date of this Prospectus is January __, 2002.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           -----
Risk Factors...........................................................      1
Recent Transactions....................................................      3
Selling Security Holders...............................................      4
Use of Proceeds........................................................      4
Plan of Distribution...................................................      4
Legal Matters..........................................................      5
Experts................................................................      5
Where You Can Find More Information....................................      5
Information Incorporated by Reference..................................      6

                                  RISK FACTORS

     Investing in this company entails substantial risk. You should consider the following risks and other information contained in this prospectus, information incorporated by reference, and information which we file with the Securities and Exchange Commission from time to time. The information in this prospectus is complete and accurate as of this date, but the information may change after the date of this prospectus.

GENERAL FACTORS

We Have a History of Operating Losses and Do Not Expect to Achieve Profitable Operations in 2001.

     We are experiencing and have in the past experienced operating losses. In 2000 and 1999, we had operating losses of approximately $3.9 million and $5.6 million, respectively. We had an operating loss of approximately $7.1 million for the nine months ended September 30, 2001. We do not expect to achieve profitable operations during 2001.

The Markets for Our Utility Solutions Products and Consulting and Development Services are Subject to Rapid Technological Change; If We Fail to Keep Pace, We Will Have Difficulty Developing and Maintaining a Market for Our Products and Services.

     The markets for our utility solutions products and consulting and development services segments are characterized by rapid technological change. In the utility solutions products market, communications and networking technologies are continuously changing and we will need to invest in continued product development in order to keep pace with these changing technologies. We may not have adequate resources to invest in development, and our development efforts may not be successful. In the consulting and development services market, the continuing evolution of the Internet and introduction of new software systems will require us to invest in additional personnel training and/or hire new personnel. We may not have adequate resources to invest in sufficient training or hire personnel with the necessary skills.

Exchange Rate Fluctuations Could Increase the Cost of our Israeli Operations.

     A significant portion of our sales and expenses of our Israeli operations are in New Israeli Shekels ("NIS") linked to the dollar. Such transactions are negotiated in dollars; however, for the convenience of the customer or vendor, they are settled in NIS. The dollar cost of our operations in Israel will be increased if the dollar is devalued in relation to the NIS or the NIS is devalued in relation to the dollar at a rate lower than the rate of inflation in Israel.

Loss of the Services of a Few Key Employees Could Harm Our Operations.

     We depend on our key management and technical employees. The loss of certain managers could diminish our ability to develop and maintain relationships with customers and potential customers. The loss of technical personnel could harm our ability meet development and implementation schedules. Most of our significant employees are bound by confidentiality and non-competition agreements. We do not maintain a "key man" life insurance policy on any of our executives or employees. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense. If we fail to attract or retain highly qualified technical and managerial personnel in the future, our business could be disrupted.

RISKS RELATED TO THE CONSULTING AND DEVELOPMENT SERVICES SEGMENT

Tight Professional Labor Markets May Make it Difficult for Us to Hire and Maintain Qualified Personnel.

     In recent years due to the surge in high-tech development we have been experiencing a relative shortage of qualified programmers and engineers. This has had an adverse effect on our profitability and ability to offer consulting and project development services. Although this shortage has recently eased, it is generally accepted that the shortage will continue. Should the shortage become more acute, this will have an adverse effect on our profits and our ability to offer consulting and project development services in the future.

New Israeli Labor Law Legislation May Restrict Our Consulting Service Business.

     Israel has passed legislation limiting and restricting the activity of manpower companies, companies that provide personnel to other companies on a temporary basis. The legislation generally provides that after a period of time a person working on a temporary basis for a company may be treated as an employee of that company. Because the legislation has not yet been implemented, it is uncertain whether it applies to Israeli outsourcing companies in general or to our consulting and development activities in particular. Should the courts decide that this legislation does apply to our Israeli consulting activity, this could have an adverse effect on our business as our customers may be less likely to hire us because of uncertainties as to whether our consultants would be treated as their employees.

Failure to Accurately Forecast Costs of Fixed-Priced Contracts Could Reduce Our Margins.

     When working on a fixed-price basis, we undertake to deliver software or integrated hardware/software solutions to a customer's specifications or requirements for a particular project. The profits from these projects are primarily determined by our success in correctly estimating and thereafter controlling project costs. Costs may in fact vary substantially as a result of various factors, including underestimating costs, difficulties with new technologies and economic and other changes that may occur during the term of the contract. If, for any reason, our costs are substantially higher than expected, losses on fixed-price contracts could harm our business.

RISKS RELATED TO THE UTILITY SOLUTIONS SEGMENT

     We have made a significant investment in our utility solutions segment, which develops and markets load control products and systems offering two-way automated meter reading and related data management capability to utilities. Although the revenue base of the segment has improved, to date this segment has operated at a loss. The activities of this segment are subject to many risks, including the following:

The Pace of Utility Deregulation Has Been Slow; The Ultimate Regulatory Structure of the Utility Industry May Not Provide Mandates or Incentives to Purchase Our Products.

     The electric utility industry is undergoing significant deregulation. Market observers expect deregulation to include energy choice and time-of-use pricing requirements, which will mandate, or favor, implementation by utilities of load control programs and the use of automated meter reading and data distribution. However, the pace of deregulation has not been as rapid as expected and to date only a limited number of utilities have made purchase commitments for automated meter reading and data distribution systems. Many utilities have also deferred the purchase of load control systems, pending resolution of broader industry and regulatory developments. The results of deregulation are uncertain and may not result in the mandates or incentives for the types of services, which require AMR systems. If the state and federal regulation does not provide these requirements or incentives, the market for our products may not develop as we expect.

We Must Compete With Other Utility Solutions Companies for Market Acceptance and Customers.

     While we believe that the systems offered by our utility solutions segment offer advantages over competing load control and data communications solutions, there are alternative solutions, and we cannot predict what share of the market we will obtain. In addition, some of our competitors have more sales and marketing resources, better brand recognition and/or technologies that offer alternative advantages. If our potential customers do not adopt our solutions or do so less rapidly than we expect, our future financial results and our ability to achieve positive cash flow or profitability, will be harmed.

We May Encounter Difficulties in Implementing our Technology, Products and Services.

     Problems may occur in the implementation of our technology, products or services, and we may not successfully complete the commercial implementation of our technology on a wide scale. Future advances may render our technology obsolete or less cost effective than competitive systems. Consequently, we may be unable to offer competitive services or offer appropriate new technologies on a timely basis or on satisfactory terms.

Delays, Quality Control and Price Problems Could Arise Due to Our Reliance on Third-Party Manufacturers of Some Components.

     We use outside parties to manufacture components of some of our products. Our reliance on these third-party manufacturers exposes us to risks relating to timeliness, quality control and pricing. We have experienced delays and quality control problems from third-party manufacturers and have taken steps to alleviate them, including the decision to manufacture some components in-house. Delays, price increases or quality control problems at our third-party manufacturers could harm our relationships with our customers and our operating results and cash flow.

RISKS RELATED TO THE COMPUTER HARDWARE SEGMENT

We Face Low Margin, Mass Marketing Competition.

     The market for PCs and related peripheral hardware sales in which we operate is characterized by severe competition in price-performance and financing capabilities. Manufacturers and on-line Internet vendors have been increasing their direct sales efforts on the Internet and otherwise, reducing prices to end-users, which reduce profit margins for distributors and value added resellers such as our Databit subsidiary. Profit margins have already deteriorated in comparison to past years. Should this trend continue, it could make our method of sales uneconomical.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negatives thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of these risks and uncertainties are discussed above under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                               RECENT TRANSACTIONS

     On October 30, 2001, our subsidiary, Decision Systems Israel Ltd., signed a memorandum of understanding with the shareholders of Endan IT Solutions Ltd., a privately-held Israeli IT software and consulting firm. Under the memorandum of understanding, DSI will acquire all of the outstanding stock of Endan for consideration consisting of $500,000 in cash, $2.25 million in our common stock and shares representing 32% of the outstanding ordinary shares of DSI. In addition, we will lend DSI $1 million, enabling the repayment of a loan previously made to Endan by Kardan Communications, Ltd., Endan's largest shareholder. The transaction with Endan closed on December 13, 2001, at which time we issued to Endan shareholders an aggregate of 365,210 shares of our common stock and 3,668,912 ordinary shares of DSI.

                            SELLING SECURITY HOLDERS

     Certain of our security holders may sell, from time to time, up to 141,509 shares of our common stock pursuant to this prospectus. The table below identifies the selling security holders and indicates the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus.


                                                                    Number of Shares           Number of Shares
Name of Selling Security Holder                                      Prior to Sale                After Sale
-------------------------------                                       -------------             --------------
Bounty Investors LLC(1).................................                  121,509(2)                  0(3)
Maram Stern(4)..........................................                   20,000(2)                  0(3)
----------

(1) Holder of (a) 21,509 shares of common stock issued upon conversion of 0% Convertible Subordinated Debentures and (b) warrants to purchase 100,000 shares of common stock for an exercise price of $3.06625. The warrants will terminate if not exercised on or before October 12, 2002. Bounty Investors LLC is a private investment fund that is owned by all of its investors and managed by WEC Asset Management LLC, which has voting and investment control over the shares owned by Bounty. Messrs. Ethan Benovitz, Jaime Hartman, Nark Nordlicht and Daniel Saks are the managing members and controlling persons of WEC Asset Management LLC.

(2)  Assumes exercise of all warrants held by the named selling security holder.

(3) Assumes sale of all shares held by the selling security holder and registered in this prospectus.

(4) Holder of shares issuable upon exercise of warrants to purchase 20,000 shares of common stock for an exercise price of $3.06625. The warrants were issued as part of a finder's fee in connection with the issuance of certain securities and will terminate if not exercised on or before October 12, 2002.

                                 USE OF PROCEEDS

     The shares covered by this prospectus are being offered by selling security holders and not by us. Therefore, we will not receive proceeds from the sale of shares. However, we will receive proceeds from the exercise of warrants. If all the warrants are exercised, we will receive $367,950. We expect to use any proceeds received upon the exercise of these warrants for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell shares:

     o through the Nasdaq Stock Market, otherwise in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. This compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change in such information.

                                  LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus have been passed upon for us by Ehrenreich Eilenberg & Krause LLP, counsel to our company. Sheldon Krause, a partner of Ehrenreich Eilenberg & Krause LLP, is a member of our Board of Directors, our Secretary and the son-in-law of George Morgenstern, the Chairman of our Board of Directors, President and Chief Executive Officer. During 2000, we paid approximately $474,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich Eilenberg & Krause LLP. These fees related to services rendered by Mr. Krause and other members and employees of his firm, as well as certain special and local counsel retained and supervised by his firm who performed services on our behalf.

                                     EXPERTS

     The consolidated financial statements of Data Systems & Software Inc. as of December 31, 2000, and for the year then ended are incorporated herein and in the registration statement by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein and in the registration statement by reference, and upon the authority of KPMG LLP as experts in accounting and auditing.


     The consolidated financial statements as of December 31, 1999 and for each of the two years in the period then ended and incorporated in this prospectus by reference from our annual report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can obtain copies of our SEC filings at prescribed rates from the SEC Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to you free of charge at the SEC's web site at http:www.sec.gov.


     Shares of our common stock are traded on the Nasdaq National Market. Documents we file can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     You can read and print press releases, financial statements and additional information about us, free of charge, at our web site at http:www.dssiinc.com.


     This Prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of Common Stock offered hereby, please refer to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this Prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified in its entirety by such reference.


                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this Prospectus.

     We incorporate by reference into this Prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001, as amended by Amendment No.1 on Form 10-K/A filed on April 30, 2001 and amended by Amendment No. 2 on Form 10-K/A filed on May 15, 2001.

     (2) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, filed on May 15, 2001;

     (3) Our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2001, filed on August 7, 2001;

     (4) Our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2001, filed on November 14, 2001;

     (5) Our Current Report on Form 8-K dated October 31, 2001, filed on November 2, 2001;


     (6) Our Current Report on Form 8-K dated December 13, 2001, filed on December 28, 2001;

     (7) The description of our common stock contained in our Registration Statement on Form 8-A, declared effective by the SEC on February 11, 1992, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (8) The description of our Common Stock Purchase Rights contained in our Registration Statement on Form 8-A, dated March 22, 1996, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


     You may request a free copy of these documents by writing to Investor Relations, Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430, or by calling Investor Relations at (201) 529-2026.

     You should rely only on the information incorporated by reference or provided in this Prospectus or a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This Prospectus does not offer these securities in any state where the offer is not permitted. Also, this Prospectus does not offer to sell any securities other than the securities covered by this Prospectus. You should not assume that the information in this Prospectus or a prospectus supplement or amendment is accurate as of any date other than the date on the front of the document.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee and the Nasdaq National Market listing fee.

SEC registration fee.................................................  $  116
NASDAQ National Market listing fee...................................   6,000
Legal fees and expenses..............................................  15,000
Accounting fees and expenses.........................................   7,500
Miscellaneous expenses...............................................   1,000
                                                                        -----
Total................................................................ $29,616

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation, as amended, and the Amended Bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the General Corporation Law of Delaware ("DGCL"). Section 145 of the DGCL provides that the Registrant, as a Delaware corporation, is empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant (each, an "Indemnitee"); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations:
(i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonable believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and
(ii) in the case of a derivative action, and Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

     In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant eliminates personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b) (7) of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

     Please see Index of Exhibits on Page II-5 below.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, New Jersey, on this 11th day of January, 2002.


                                     DATA SYSTEMS & SOFTWARE INC.

                                     By:   s/George Morgenstern
                                         -------------------------
                                         George Morgenstern
                                         President and Chief Executive Officer



SIGNATURE                                   TITLE


   s/George Morgenstern                     Chairman, President, CEO and Director      January 11, 2002
-------------------------
George Morgenstern

   s/Yacov Kaufman                          Vice President, Chief Financial Officer    January 11, 2002
-------------------------
Yacov Kaufman                               (Principal Financial Officer, Principal
                                            Accounting Officer)


         *                                  Director
-------------------------
Robert Kuhn

         *                                  Director
-------------------------
Allen I. Schiff


         *                                  Director
-------------------------
Maxwell Rabb

         *                                  Director, Secretary
-------------------------
Sheldon Krause

         *                                  Director
-------------------------
Susan L. Malley


  /s/Shlomie Morgenstern                    Director                                   January 11, 2002
-------------------------
Shlomie Morgenstern

  /s/Howard Gutzmer                         Director                                   January 11, 2002
-------------------------
Howard Gutzmer

* By:     /s/George Morgenstern             January 11, 2002
     -------------------------------
             George Morgenstern
             Attorney-in-Fact

                                INDEX OF EXHIBITS

Exhibit
Number            Description
--------------------------------------------------------------------------------

     2.1 Securities Purchase Agreement between the Registrant and Bounty Investors LLC, dated as of October 12, 1999, relating to the purchase and sale of the Registrant's 0% Convertible Subordinated Debentures and Warrants, including forms of Debentures, Warrants and Registration Rights Agreement annexed as exhibits thereto (incorporated herein by reference to the Registrant's Report on Form 8-K dated October 13, 1999).

     2.2 Agreement dated January 26, 2001 between the Registrant and Bounty Investors LLC (incorporated herein by reference to Exhibit 10.12 of the Registrant's Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001).

     2.3 Certificate of Incorporation of the Registrant, with amendments thereto
(incorporated   herein  by  reference   to  Exhibit  3.1  to  the   Registrant's
Registration Statement on Form S-1 (File No. 33-70482)).

     2.4. By-laws of the Registrant (incorporated herein by reference to Exhibit
3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-44027)).

     2.5 Amendments to the By-laws of the Registrant adopted December 27, 1994 (incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated January 10, 1995).

     5.1 Opinion of Ehrenreich Eilenberg & Krause LLP.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Deloitte & Touche LLP.

     23.3  Consent of  Ehrenreich  Eilenberg & Krause LLP  (included  in Exhibit
5.1).

     24.1 Power of Attorney.**